As filed with the Securities and Exchange Commission on May 28, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Inovio Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-0969592
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

1787 Sentry Parkway West Building 18, Suite 400 Blue Bell, Pennsylvania	19422
(Address of principal executive offices)	(Zip code)

2007 Omnibus Incentive Plan

(Full title of the plan)

J. Joseph Kim, Ph.D.

President and Chief Executive Officer

Inovio Pharmaceuticals, Inc.

1787 Sentry Parkway West

Building 18, Suite 400

Blue Bell, Pennsylvania 19422

(267) 440-4200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

John W. Kauffman, Esq.

Duane Morris LLP

30 South 17th Street

Philadelphia, PA 19103

(215) 979-1227

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee(3)
Common Stock, $0.001 par value	7,055,331 shares	N/A	$17,037,430.89	$2,194.42

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional securities that may be offered or issued in connection with any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the outstanding number of shares of Common Stock.
(2)	Represents 7,055,331 additional shares of Common Stock authorized to be issued under the Registrant’s 2007 Omnibus Incentive Plan (the “2007 Plan”). The Registrant previously registered shares available for issuance under the 2007 Plan on registration statements on Form S-8 filed with the Securities and Exchange Commission on May 14, 2007, May 9, 2008, August 26, 2009, May 18, 2010, May 20, 2011, May 18, 2012 and November 13, 2013 (Registration Nos. 333-142938, 333-150769, 333-161559, 333-166906, 333-174353, 333-181532 and 333-192318, respectively).
(3)	Pursuant to Rule 457(h), the maximum aggregate offering price was calculated by adding (i) $9,097,505.89 with respect to 3,210,331 shares issuable upon exercise of outstanding stock options, at the per share exercise price of those options and (ii) $7,939,925.00 with respect to the remaining 3,845,000 shares issuable under the plan, at the price of $2.065 per share based on the average of the high and low sale prices for the Registrant’s Common Stock as reported on the NYSE MKT on May 27, 2014.

INTRODUCTORY NOTE

This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which a registration statement on this form relating to an employee benefit plan is effective. Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the registration statements on Form S-8 the Registrant filed on May 14, 2007, May 9, 2008, August 26, 2009, May 18, 2010, May 20, 2011, May 18, 2012 and November 13, 2013 with respect to the Registrant’s 2007 Omnibus Incentive Plan (Registration Nos. 333-142938, 333-150769, 333-161559, 333-166906, 333-174353, 333-181532 and 333-192318, respectively.)

Item 8. Exhibits.

Exhibit No.	Description of Exhibit

5.1	Opinion of Duane Morris LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Duane Morris LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included in signature pages)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Blue Bell, Pennsylvania on May 28, 2014.

INOVIO PHARMACEUTICALS, INC.

By:	/s/ J. Joseph Kim
J. Joseph Kim
President and Chief Executive Officer

Know all men by these presents, that each person whose signature appears below constitutes and appoints J. Joseph Kim and Peter Kies, and each or either of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution, for such person, and in such person’s name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Avtar Dhillon Avtar Dhillon	Chairman	May 28, 2014

/s/ J. Joseph Kim J. Joseph Kim	President, Chief Executive Officer and Director (principal executive officer)	May 28, 2014

/s/ Peter Kies Peter Kies	Chief Financial Officer (principal financial and principal accounting officer)	May 28, 2014

/s/ Simon X. Benito Simon X. Benito	Director	May 28, 2014

/s/ Angel Cabrera Angel Cabrera	Director	May 28, 2014

Signature	Title	Date

/s/ Morton Collins Morton Collins	Director	May 28, 2014

/s/ Adel A.F. Mahmoud Adel A.F. Mahmoud	Director	May 28, 2014

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

5.1	Opinion of Duane Morris LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Duane Morris LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included in signature pages)